Exhibit 23.3

                                                            [LOGO] Ernst & Young
                                                              Luboshite Kasierer



                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the registration statement on Form F-3 of Elbit Vision Systems Ltd. of our report dated June 25, 2003, on our audit of the consolidated financial statements of Elbit Vision Systems Ltd. and subsidiaries as of December 31, 2002, and for the year then ended, which report is included in the Elbit Vision Systems Ltd. Report on Form 6-K dated April 1, 2004 for the month of April 2004.



/s/ LUBOSHITZ KASIERER

LUBOSHITZ KASIERER
An affiliate Member of Ernst & Young International

Haifa, Israel
April 1, 2004